Exhibit 99.1

LM Funding Announces Adjournment of Annual Meeting of Stockholders

TAMPA, FL, December 13, 2021 – LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), today announced that the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for Friday, December 10, 2021 at 3:00 p.m. EST, was convened and adjourned without any business being conducted due to lack of the required quorum.

A quorum consists of a majority of the shares entitled to vote. There were fewer than a majority of shares entitled to vote present, either in person or by proxy, at the convening of the Annual Meeting. The Annual Meeting therefore had no quorum and the meeting was adjourned to 3:00 p.m. EST on Thursday, December 23, 2021 at 1200 Platt Street, Suite 100, Tampa, Florida 33606 to allow additional time for the Company’s stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on November 17, 2021, as supplemented on December 6, 2021 (the “Proxy Statement”).

During the current adjournment, the Company continues to solicit votes from its stockholders with respect to the proposals set forth in the Company’s Proxy Statement.

Only stockholders of record as of the record date, October 19, 2021, are entitled to and are being requested to vote. At the time the Annual Meeting was adjourned, proxies had been submitted by stockholders representing approximately 37.5% of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

The Company encourages all stockholders of record on October 19, 2021, who have not yet voted, to do so by December 22, 2021 at 11:59 p.m. EST. Stockholders who have any questions require any assistance with completing a proxy or voting instruction form or who do not have the required materials may contact Richard Russell at rrussell@lmfunding.com.

If the number of additional shares of common stock voted at the adjourned Annual Meeting is not sufficient to reach a quorum, the Company intends to adjourn the Annual Meeting again, which will require the Company to incur additional costs.

Important Information

This material may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened on December 23, 2021. In connection with the Annual Meeting, the Company filed the Proxy Statement. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The definitive proxy statement was mailed to stockholders who are entitled to vote at the Annual Meeting and the supplement to the definitive proxy statement was filed on December 6, 2021 with the SEC. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at sec.gov or the Company’s website at ir.lmfunding.com.

About LM Funding America:

LM Funding America, Inc., together with its subsidiaries, is a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado and Illinois, by funding a certain portion of the associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments. The Company has also announced that it is entering the cryptocurrency mining business through a new subsidiary, US Digital Mining and Hosting Co., LLC.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the COVID-19 pandemic, the risks of entering into and operating in the cryptocurrency mining business, the Company’s ability to acquire new accounts in its specialty finance business at appropriate prices, the need for capital, the Company’s ability to hire and retain new employees, changes in governmental regulations that affect the Company’s ability to collect sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry.  The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company’s business, financial condition, and results of operations.

Company Contact: Bruce Rodgers, Chairman and CEO LM Funding America, Inc. Tel (813) 222-8996 investors@lmfunding.com

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